                                                                  EXHIBIT (b)(1)



                                   $22,500,000

                                CREDIT AGREEMENT

                        dated as of September [__], 2000

                                     between

                          HOOKER FURNITURE CORPORATION
                       EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                                       and

                          HOOKER FURNITURE CORPORATION


                                              TABLE OF CONTENTS

                                                  ARTICLE I
                                                 DEFINITIONS
Section 1.1.         Definitions...........................................................................3
Section 1.2.         Accounting Terms and Determinations...................................................5

                                                  ARTICLE II
                                                  THE CREDIT

Section 2.1.         Commitment to Make ESOP Loan..........................................................6
Section 2.2.         The ESOP Note.........................................................................6
Section 2.3.         Optional Prepayments..................................................................6
Section 2.4.         Mandatory Prepayments.................................................................6
Section 2.5.         General Provisions as to Payments.....................................................7
Section 2.6.         Computation of Interest...............................................................7
Section 2.7.         Non-Recourse Liability................................................................7

                                                 ARTICLE III
                                           CONDITIONS TO ESOP LOAN

Section 3.1.         Conditions to ESOP Loan...............................................................7

                                                  ARTICLE IV
                                        REPRESENTATIONS AND WARRANTIES

Section 4.1.         Qualified Plan........................................................................9
Section 4.2.         Authorization and Contravention.......................................................9
Section 4.3.         Binding Effect........................................................................9
Section 4.4.         Litigation...........................................................................10
Section 4.5.         Filings..............................................................................10
Section 4.6.         Use of Proceeds......................................................................10

                                                  ARTICLE V
                                            COVENANTS OF BORROWER

Section 5.1.         Operation and Administration.........................................................10
Section 5.2.         Reports..............................................................................11
Section 5.3.         Notices..............................................................................11
Section 5.4.         Use of Proceeds......................................................................11
Section 5.5.         Compliance with Laws.................................................................11
Section 5.6.         Exempt Loan..........................................................................11
Section 5.7.         Independence of Covenants............................................................11

                                                  ARTICLE VI
                                             COVENANTS OF LENDER

Section 6.1.         Operation and Administration.........................................................11
Section 6.2.         Reports..............................................................................11
Section 6.3.         Compliance with Laws.................................................................12
Section 6.4.         Exempt Loan..........................................................................12
Section 6.5.         Determination Letter.................................................................12



                                                 ARTICLE VII
                                                   DEFAULTS
Section 7.1.         Events of Default....................................................................12
Section 7.2.         Limitation on Default................................................................14

                                                 ARTICLE VIII
                                                MISCELLANEOUS

Section 8.1.         Notices..............................................................................14
Section 8.2.         No Waivers...........................................................................14
Section 8.3.         Amendments and Waivers...............................................................14
Section 8.4.         Successors and Assigns...............................................................14
Section 8.5.         Governing Law........................................................................15
Section 8.6.         Counterparts; Effectiveness..........................................................15
Section 8.7.         Entire Agreement.....................................................................15


Exhibit A - Form of ESOP Note
Exhibit B - Form of ESOP Pledge Agreement
Exhibit C - Form of Opinion of Counsel


                                CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement") is dated as of September [__], 2000 and is between the HOOKER FURNITURE CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST, a trust established under the Hooker Furniture Corporation Employee Stock Ownership Plan (the "Borrower"), acting through U.S. TRUST COMPANY, N.A., as trustee of the Borrower, and HOOKER FURNITURE CORPORATION, a Virginia corporation (the "Lender").

                  The Borrower proposes to purchase up to 1,800,000 shares of the common stock of the Lender and desires to borrow $22,500,000 to finance such purchase. The Lender is willing to lend $22,500,000 to the Borrower on the terms and conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person (the term "control" meaning possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise).

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Martinsville, Virginia are authorized by law to close.

                  "Capital Lease" means a lease that should be capitalized on the balance sheet of the lessee prepared in accordance with GAAP.

                  "Code" means the Internal Revenue Code of 1986, as amended or any similar successor law.

                  "Common Shares" means the shares of common stock of the Lender identified on Schedule 1 to the ESOP Pledge Agreement.

                  "Debt" means, with respect to any Person at any date, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations, liabilities and indebtedness secured by any Lien on a Person's property, even though such Person shall not have assumed or become liable for the payment thereof (limited, in the case of any such obligation not assumed by such Person, to the value of such property); (iii) all obligations or liabilities created or arising under any Capital Lease, conditional sale or other title retention agreement; (iv) all accrued pension fund and other employee benefit plan obligations and liabilities; (v) any liabilities under, or associated with, interest rate protection agreements; and (v) all deferred Taxes.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Effective Date" means the date on which this Agreement becomes effective in accordance with Section 8.6.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or any similar successor law.

                  "ESOP Loan" has the meaning set forth in Section 2.1.

                  "ESOP Note" has the meaning set forth in Section 2.2.

                  "ESOP Pledge Agreement" means the Stock Pledge Agreement dated as of September [__], 2000 between the Borrower and the Lender, substantially in the form of Exhibit B hereto, as such Agreement may be amended, supplemented or modified from time to time.

                  "Event of Default" has the meaning set forth in Section 7.1.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Government" means any Federal, state or local government, authority, agency, court or other body, officer or entity, and any arbitrator with authority to bind a party.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  "Obligations" means (i) all amounts now or hereafter payable by the Borrower to the Lender under the ESOP Note, (ii) all other obligations or liabilities now or hereafter payable by the Borrower pursuant to this Credit Agreement or the ESOP Pledge Agreement, (iii) all obligations and liabilities now or hereafter payable by the Borrower under, arising out of or in connection with any documents securing the payment of the obligations referred to in clauses (i) and (ii) above and (iv) all amounts payable under any renewals or extensions of any of the foregoing.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means the Hooker Furniture Corporation Employee Stock Ownership Plan, as established by the Plan Document.

                  "Plan Document" means the Hooker Furniture Corporation Employee Stock Ownership Plan, as amended and restated effective as of January 1, 2000, and as may be amended, supplemented or modified from time to time.

                  "Plan Year" means the calendar year on which the records of the Plan and the Borrower are kept.

                  "Pledged Collateral" shall have the meaning set forth in the ESOP Pledge Agreement.

                  "Pledged Shares" means, at any date, those Pledged Shares (as defined in the ESOP Pledge Agreement) that have not been theretofore released by the Lender to the Borrower.

                  "Taxes" means any fee (including any license, filing or registration fees), tax (including any income, gross receipts, franchise, sales, use or real, personal, tangible or intangible property tax), interest equalization or stamp tax, assessment, levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any Government, together with any penalty, fine or interest thereon.

                  "Trust Agreement" means the Trust Agreement for the Hooker Furniture Corporation Employee Stock Ownership Plan, effective as of August 1, 2000, and as may be amended, supplemented or modified from time to time.

                  "Trustee" means U.S. Trust Company, N.A., and any successor trustee or trustees of the Borrower.

                  "UCC" means at any time the Uniform Commercial Code as in effect in the Commonwealth of Virginia; provided, however, that if the validity or perfection of any security interest granted herein is governed by a jurisdiction other than the Commonwealth of Virginia then, as to the validity or perfection of such security interest, it shall mean the Uniform Commercial Code in effect in such other jurisdiction.

                  Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations required hereunder shall be made and all financial statements delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrowers' independent public accountants) with the most recent financial statements of the Borrowers delivered to the Lender.

                                   ARTICLE II
                                   THE CREDIT

                  Section 2.1. Commitment to Make ESOP Loan. The Lender agrees, on the terms and conditions set forth in this Agreement, to make a non-recourse term loan (the "ESOP Loan") to the Borrower on the Effective Date in the principal amount of $22,500,000.

                  Section 2.2. The ESOP Note. The ESOP Loan shall be evidenced by, and shall be repayable with interest in accordance with, a single non-recourse promissory note substantially in the form of Exhibit A hereto and appropriately completed (the "ESOP Note"). The Lender shall record, and prior to any transfer of the Note shall make on the schedule forming a part thereof appropriate notations to evidence, the date and amount of the ESOP Loan and the date and amount of each payment of principal made by the Borrower with respect thereto; provided, however, that any failure of the Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the ESOP Loan in accordance with the terms of the ESOP Note. The Borrower hereby irrevocably authorizes the Lender to record such information and to make such notations. Any recordation by the Lender shall constitute prima facie evidence of the accuracy of the information so recorded.

                  Section 2.3. Optional Prepayments. The Borrower may prepay the ESOP Loan in whole at any time or from time to time in part on any Business Day by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. In the event that aggregate prepayments of principal of the ESOP Loan during any calendar year exceed $600,000, the amount of such prepayments exceeding $600,000 shall be applied to the principal installments of the ESOP Loan in the inverse order of their maturities.

                  Section 2.4. Mandatory Prepayments. On September 30 of each year, commencing with September 30, 2001, the Borrower shall repay, and there shall become immediately due and payable, a principal amount of the ESOP Loan (together with accrued but unpaid interest thereon) equal to the amount, if any, by which $600,000 exceeds the aggregate amount of any prepayments of principal of the ESOP Loan made by the Borrower during the 12 calendar months immediately preceding such September 30. Furthermore, the Borrower shall repay, and there shall become immediately due and payable, on each date set forth below, a principal amount of the ESOP Loan (together with accrued but unpaid interest thereon) equal to the amount, if any, by which the outstanding principal amount of the ESOP Loan on such date exceeds the amount set forth below opposite such date:

             Date                               Maximum Principal Outstanding
             ----                               -----------------------------

         January 1, 2004                             $18,900,000

         January 1, 2008                             $15,300,000

         January 1, 2012                             $11,700,000

         January 1, 2016                             $ 8,100,000

         January 1, 2020                             $ 4,500,000

         January 1, 2024                             $   900,000

         September 1, 2025                           $         0


                  Section 2.5. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the ESOP Loan not later than 11:00 A.M. (Eastern Time) on the date when due, in Federal or other funds immediately available in Martinsville, Virginia, to the Lender at the Lender's address specified in Section 8.1. Whenever any payment of principal of, or interest on, the ESOP Loan shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by reason of this Agreement, by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  Section 2.6. Computation of Interest. Interest on the ESOP Loan shall be computed on the basis of a year of 360 days consisting of 12 months of 30 days each.

                  Section 2.7. Non-Recourse Liability. The Lender shall have no recourse against the Trustee on account of the ESOP Loan, and the Trustee shall have no personal liability with respect to any obligation hereunder or with respect to the representations and warranties or covenants contained herein. The Lender shall have no recourse to the Borrower except to the extent of the Pledged Collateral and shall have no right to any assets of the Borrower other than the Pledged Collateral.

                                  ARTICLE III
                             CONDITIONS TO ESOP LOAN

                  Section 3.1. Conditions to ESOP Loan. The obligation of the Lender to make the ESOP Loan is subject to the satisfaction of the following conditions:

                    (i) the fact that no Default has occurred and is continuing or would result from the ESOP Loan;

                    (ii) the fact that the representations and warranties of the Borrower set forth in this Agreement and the ESOP Pledge Agreement are true and correct on and as of the date of the ESOP Loan, and that the Trustee has duly authorized the execution, delivery and performance of this Agreement, the ESOP Note and the ESOP Pledge Agreement;

                    (iii) the receipt by the Lender of a duly executed ESOP Note, dated on or before the date of the ESOP Loan, complying with the provisions of Section 2.2;

                    (iv) the receipt by the Lender of a duly executed copy of the ESOP Pledge Agreement, together with certificates representing the Pledged Shares, duly endorsed in blank; (v) the receipt by the Lender of a certificate of the Trustee, dated the Effective Date, certifying (A) that attached thereto is a true, correct and complete copy of the Plan Document as in effect on the Effective Date and (B) that attached thereto is a true, correct and complete copy of the Trust Agreement as in effect on the Effective Date;

                    (vi) the receipt by the Lender of an opinion of Ludwig, Goldberg & Krenzel, counsel for the Borrower, dated the Effective Date, substantially in the form of Exhibit C hereto and covering such matters relating to the transactions contemplated hereby as the Lender may reasonably request;

                    (vii) the receipt by the Lender of certificates signed by the Trustee, dated the Effective Date, to the effect set forth in clauses
     (i) and (ii) of this Section 3.1;

                    (viii) each document (including, without limitation, any UCC financing statements) required by law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender a perfected first priority security interest in the Pledged Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation;

                    (ix) the receipt by the Lender of a certificate signed by the Trustee to the effect that the ESOP Loan is in the best interests of and is being made primarily for the benefit of the participants and beneficiaries in the Plan;

                    (x) the receipt by the Lender of all documents it may reasonably request relating to the existence of the Borrower and its authority to execute, deliver and perform, as applicable, this Agreement, the ESOP Note and the ESOP Pledge Agreement and the validity of this Agreement, the ESOP Note and the ESOP Pledge Agreement and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Lender.

The documents and opinions referred to in this Section 3.1 shall be in form and substance satisfactory to the Lender.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  Section 4.1. Qualified Plan. The Plan is operated and administered as a qualified plan under section 401(a) of the Code and, to the extent applicable, sections 409 and 4975(e)(7) of the Code. The Borrower is not aware of any fact or circumstance that will adversely affect the qualification of the Plan under sections 401(a), 409 and 4975(e)(7) of the Code or the qualification of the Borrower under section 501(a) of the Code.

                  Section 4.2. Authorization and Contravention. The execution, delivery and performance by the Borrower of this Agreement, the ESOP Note and the ESOP Pledge Agreement are within its power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Government (other than the filing of a request for a determination letter from the Internal Revenue Service to the effect that the Plan is a qualified plan under sections 401(a), 409 and 4975(e)(7) of the Code and that the Borrower is a tax-exempt trust under section 501(a) of the Code) and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or regulation or the Plan Document or the Trust Agreement or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or result in the creation or imposition of any lien (other than the lien of the ESOP Pledge Agreement) on any of its assets.

                  Section 4.3. Binding Effect. This Agreement and the ESOP Pledge Agreement constitute valid and binding agreements of the Borrower, and the ESOP Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable against the Borrower in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by ERISA and the Code and by equitable principles of general applicability.

                  Section 4.4. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower before any Government in which there is a reasonable possibility of an adverse decision which could materially adversely affect the Borrower or which in any manner draws into question the validity of this Agreement, the ESOP Note or the ESOP Pledge Agreement, and there is no basis known to the Borrower for any such action, suit or proceeding.

Section 4.5. Filings. All actions by or in respect of, and all filings with, any Government required in connection with the execution, delivery and performance of this Agreement, the ESOP Note and the ESOP Pledge Agreement, or necessary for the validity or enforceability hereof and thereof or for the protection or perfection of the rights and interests of the Lender hereunder and thereunder, other than the filing of a request for a determination letter from the Internal Revenue Service to the effect that the Plan is a qualified plan under sections 401(a), 409 and 4975(e)(7) of the Code and that the Borrower is a tax-exempt trust under section 501(a) of the Code, will, prior to the date of delivery hereof or thereof, have been duly taken or made, as the case may be, and will at all times thereafter remain in full force and effect.

Section 4.6. Use of Proceeds. The Borrower intends to use the proceeds of the ESOP Loan exclusively to acquire the Common Shares. The proceeds of the ESOP Loan will not be used by the Borrower, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry margin stock or for any other purpose that might constitute the ESOP Loan a "purpose credit" within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The ESOP Loan will qualify as an exempt loan under section 4975(d) of the Code (or any successor section thereto), Section 54.4975-7 of the United States Treasury Regulations (or any successor section thereto) and Section 408(e) of ERISA (or any successor section thereto) upon the purchase by the Borrower of the Common Shares with the proceeds of the ESOP Loan.

                                   ARTICLE V
                              COVENANTS of borrower

                  The Borrower agrees that so long as any amount payable hereunder or under the ESOP Note remains unpaid:

                  Section 5.1. Operation and Administration. The Plan will at all times operate and be administered as a qualified plan under section 401(a) of the Code and, to the extent applicable, sections 409 and 4975(e)(7) of the Code, and in material compliance with all applicable requirements of ERISA

(including Titles I and II) and the Code, and all applicable regulations thereunder, as may from time to time be in effect.

                  Section 5.2. Reports. The Borrower will deliver or cause to be delivered to the Lender copies of (i) the Borrower's annual report (Form 5500 Series) and (ii) such other information as the Lender may from time to time reasonably request.

                  Section 5.3. Notices. The Borrower will promptly notify the Lender if a Default or an Event of Default shall occur.

                  Section 5.4. Use of Proceeds. The Borrower will use the proceeds of the ESOP Loan exclusively to acquire the Common Shares.

                  Section 5.5. Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA, the Code and the rules and regulations thereunder) with respect to its operation and administration.

                  Section 5.6. Exempt Loan. The Borrower will take all reasonable steps necessary to insure that the ESOP Loan qualifies as an "exempt loan" under section 4975(d) of the Code, Section 54.4975-7 of the United States Treasury Regulations and Section 408(e) of ERISA.

                  Section 5.7. Independence of Covenants. All covenants contained herein shall be given independent effect. If a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

                                   ARTICLE VI
                               COVENANTS OF LENDER

                  The Lender agrees that so long as any amount payable hereunder or under the ESOP Note remains unpaid:

                  Section 6.1. Operation and Administration. The Lender will at all times operate and administer the ESOP as a qualified plan under section 401(a) of the Code and, to the extent applicable, sections 409 and 4975(e)(7) of the Code, and in material compliance with all applicable requirements of ERISA (including Titles I and II) and the Code, and all applicable regulations thereunder, as may from time to time be in effect.

                  Section 6.2. Reports. The Lender will file the annual report (Form 5500 Series) for the Plan.

                  Section 6.3. Compliance with Laws. In connection with the Plan, the Lender will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) with respect to its operation and administration.

                  Section 6.4. Exempt Loan. The Lender will take all reasonable steps necessary to insure that the ESOP Loan qualifies as an exempt loan under section 4975(d) of the Code (or any successor section thereto), Section 54.4975-7 of the United States Treasury Regulations (or any successor section thereto) and Section 408(e) of ERISA (or any successor section thereto).

                  Section 6.5. Determination Letter. The Lender will take all reasonable steps necessary to obtain a determination letter from the Internal Revenue Service to the effect that the Plan is a qualified plan under sections 401(a) and 4975(e)(7) of the Code and that the Borrower is a tax-exempt trust under section 501(a) of the Code (or any successor sections thereto), including the filing of retroactive amendments under section 401(b) of the Code (or any successor section thereto) or Section 54.4975-11(a)(4) of the United States Treasury Regulations (or any successor section thereto.

                                  ARTICLE VII
                                    DEFAULTS

                  Section 7.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                    (i) the Borrower shall fail to pay when due or within five Business Days thereafter any principal of or interest on the ESOP Loan or any other amount payable hereunder or under the ESOP Note;

                    (ii) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered in clause (i) above) for 30 days after written notice thereof has been given to the Borrower by the Lender (or for such longer period as may be agreed to by the Lender in writing);

                    (iii) any representation, warranty, certification or statement made by the Borrower in this Agreement or the ESOP Pledge Agreement or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

                    (iv) the Borrower shall fail to make any payment in respect of any Debt (other than the ESOP Note) when due or within any applicable grace period; provided, however, that any failure to make any payment in respect of any such Debt as to which no grace period is provided shall not constitute an Event of Default until seven days after such payment was due;

                    (v) any event or condition shall occur which results in the acceleration of the maturity of any Debt of the Borrower or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                    (vi) the Borrower or any of its Affiliates shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                    (vii) (A) the ESOP Pledge Agreement shall cease for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in the Pledged Collateral with the priority stated to be created thereby or such security interest shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of such security interest or the ESOP Pledge Agreement shall be contested by the Borrower, or the Borrower shall deny that it has any further liability or obligation under the ESOP Pledge Agreement, or the Borrower shall fail to perform any of its obligations under the ESOP Pledge Agreement, or (B) any creditor of the Borrower shall obtain possession of any of the Pledged Collateral by any means, including, without limitation, levy, distraint, replevin or self-help, or any such creditor shall establish or obtain any right in the Pledged Collateral which is equal to or senior to the security interest of the Lender in the Pledged Collateral; or

                    (viii) the Lender shall allege in writing that one or more Events of Default have occurred and the Borrower shall have failed, after 30 days' notice thereof from the Lender, to provide reasonably satisfactory evidence to the Lender that such Events of Default have not in fact occurred;

then, and in every such event, the Lender may, at its option, by notice to the Borrower, declare the ESOP Note (together with accrued interest thereon) to be immediately due and payable (and the ESOP Note shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower).

                  Section 7.2. Limitation on Default. Notwithstanding Section 7.1, upon the occurrence of an Event of Default, the value of the Borrower's assets transferred in satisfaction of the ESOP Loan may not exceed the amount due by reason of the Default, and if the holder of the ESOP Note is a "disqualified person" (within the meaning of section 4975(e)(2) of the Code or any successor section thereto) there shall be no acceleration of payments not yet due from the Borrower and a transfer of the Borrower's assets in such event shall be permitted only upon and to the extent of the failure of the Borrower to meet the payment schedule of the ESOP Loan and only to the extent permitted under Section 2.7.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.1. Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 8.1.

                  Section 8.2. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the ESOP Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 8.3. Amendments and Waivers. Any provision of this Agreement or of the ESOP Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

                  Section 8.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in or otherwise dispose of all or any portion of the indebtedness incurred by the Borrower under this Agreement and evidenced by the ESOP Note. The Lender may furnish any information concerning the Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants).

                  Section 8.5. Governing Law. This Agreement and the ESOP Note shall be deemed to be contracts made under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except as otherwise provided herein.

                  Section 8.6. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Lender shall have received counterparts hereof signed by all of the parties.

                  Section 8.7. Entire Agreement. This Agreement, the ESOP Note and the ESOP Pledge Agreement set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                          HOOKER FURNITURE CORPORATION
                                          EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                                          By: U.S. TRUST COMPANY, N.A.,
                                              as Trustee


                                          By:____________________________
                                              Name:
                                              Title:

                                          600 Fourteenth Street, N.W.
                                          Suite 400
                                          Washington, D.C.  20005


                                          HOOKER FURNITURE CORPORATION


                                          By:____________________________
                                             Paul B. Toms, Jr.
                                             President

                                          440 East Commonwealth Boulevard
                                          Martinsville, Virginia  24112

                                                                       EXHIBIT A


                      FORM OF NON-RECOURSE PROMISSORY NOTE

                                                            September [__], 2000

          For value received, the HOOKER FURNITURE CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST, a trust established under the Hooker Furniture Corporation Employee Stock Ownership Plan (the "Borrower"), promises to pay to the order of HOOKER FURNITURE CORPORATION, a Virginia corporation (the "Lender"), the principal sum of $22,500,000 (the "Loan") in installments as hereinafter provided. The Borrower promises to pay interest on the aggregate unpaid principal amount of the Loan for each day from the date hereof until paid, quarterly on each January 1, April 1, July 1 and October 1, commencing on January 1, 2001, at 8.00% per annum; provided, however, that any principal and, to the extent permitted by law, any interest on the Loan not paid when due or within 5 days thereafter shall thereafter bear interest for each day until paid at 9.00% per annum. Interest on the Loan shall be computed on the basis of a year of 360 days consisting of 12 months of 30 days each. All payments of principal and interest shall be made in lawful money of the United States not later than 11:00 A.M. (Eastern Time) on the date when due, in Federal or other funds immediately available in Martinsville, Virginia, to the Lender at 440 East Commonwealth Boulevard, Martinsville, Virginia 24112.

          The Lender shall record, and prior to any transfer of this promissory note shall indorse on the schedule forming a part hereof appropriate notations to evidence, the date and amount of the Loan and the date and amount of each payment of principal made by the Borrower with respect thereto. The Borrower hereby irrevocably authorizes the Lender so to indorse this promissory note and to attach to and make a part of this promissory note a continuation of such schedule as and when required; provided, however, that the failure of the Lender to make such a notation or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms hereof. Any recordation by the Lender shall constitute prima facie evidence of the accuracy of the information so recorded.

          This promissory note and the obligations evidenced hereby are without recourse to the Borrower and the Trustee of the Borrower, and the Trustee of the Borrower shall have no personal liability with respect hereto and no holder hereof shall have any right to assets of the Borrower except as provided in the Credit Agreement dated as of September [__], 2000 between the Borrower and the

Lender (the "Credit Agreement"). The Borrower shall have no obligation to make any payment hereunder except as provided in Section 2.7 of the Credit Agreement.

          The Borrower hereby waives diligence, presentment, protest, notice of default, dishonor or nonpayment and any other notice and all demands whatsoever as set forth in the Credit Agreement.

          This promissory note is the ESOP Note referred to in, and is entitled to the benefits of, the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment and prepayment hereof and the acceleration of the maturity hereof.


                                                 HOOKER FURNITURE CORPORATION
                                                 EMPLOYEE STOCK OWNERSHIP TRUST

                                                 By: U.S. TRUST COMPANY, N.A.,
                                                     as Trustee


                                                 By:____________________________
                                                     Name:
                                                     Title:

                         LOAN AND PAYMENTS OF PRINCIPAL

                                              Amount of        Unpaid Principal
                      Amount of Loan      Principal Repaid          Balance         Notation Made By
       Date
------------------------------------------------------------------------------------------------------
09/__/00                    $22,500,000
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                                                                       Exhibit B



                             STOCK PLEDGE AGREEMENT

                        dated as of September [__], 2000

                                       by

                          HOOKER FURNITURE CORPORATION
                       EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                                   in favor of

                          HOOKER FURNITURE CORPORATION

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1.   Definitions.............................................. 1
Section 1.2.   UCC Definitions.......................................... 1

                                   ARTICLE II
                              THE SECURITYINTERESTS

Section 2.1.    The Security Interests.................................. 1
Section 2.2.    Security for Obligations................................ 2
Section 2.3.    Delivery of Pledged Collateral.......................... 2
Section 2.4.    Scheduled Release of Collateral......................... 2
Section 2.5.    Termination of Security Interests; Release of
                Collateral.............................................. 2

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

Section 3.1.    Authorization and Contravention........................  3
Section 3.2.    Binding Effect.........................................  3
Section 3.3.    Title to Pledged Shares................................  3
Section 3.4.    Pledged Shares.........................................  3
Section 3.5.    Validity, Perfection and Priority of Security
                Interests..............................................  3


                                   ARTICLE IV
                                   COVENANTS


Section 4.1.    Filing; Further Assurances.............................  4
Section 4.2.    Liens on Pledged Collateral............................  4
Section 4.3.    Change in Law..........................................  4


                                    ARTICLE V
                       DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.1.   Right to Receive Distributions on Pledged
               Collateral; Voting......................................  4

                                   ARTICLE VI
                          GENERAL AUTHORITY; REMEDIES


Section 6.1.    General Authority......................................  6
Section 6.2.    UCC Rights.............................................  7
Section 6.3.    Application of Cash; Sale of Pledged Collateral........  7
Section 6.4.    Rights of Purchasers...................................  8
Section 6.5.    Federal Securities Laws................................  8
Section 6.6.    Other Rights of the Lender............................. 10
Section 6.7.    Waiver and Estoppel.................................... 11
Section 6.8.    Application of Moneys.................................. 11
Section 6.9.    Limitation on Remedies................................. 12


                                  ARTICLE VII
                                 MISCELLANEOUS

Section 7.1.    Notices................................................  12
Section 7.2.    No Waivers; Remedies Not Exclusive.....................  12
Section 7.3.    Amendments and Waivers.................................  13
Section 7.4.    Successors and Assigns.................................  13
Section 7.5.    Governing Law..........................................  13
Section 7.6.    Limitation by Law; Severability........................  13
Section 7.7.    Counterparts; Effectiveness............................  13

Schedule 1      List of Pledged Shares



                             STOCK PLEDGE AGREEMENT

          THIS STOCK PLEDGE AGREEMENT (as amended, supplemented or modified from time to time, this "Pledge Agreement") is dated as of September [__], 2000 and is by the HOOKER FURNITURE CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN TRUST, a trust established under the Hooker Furniture Corporation Employee Stock Ownership Plan (the "Pledgor"), in favor of HOOKER FURNITURE CORPORATION, a Virginia corporation (the "Lender").

          The Pledgor proposes to enter into a Credit Agreement dated as of September [__], 2000 (as amended, supplemented or modified from time to time and including the agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations thereunder or under any successor agreement, the "Credit "Agreement") with the Lender. The Pledgor is willing to provide collateral security for its obligations under the Credit Agreement to induce the Lender to enter into the Credit Agreement. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1. Definitions. Terms used herein and not defined which are defined in the Credit Agreement shall have for the purposes hereof the meanings set forth therein.

                  Section 1.2. UCC Definitions. Unless otherwise specified herein, or unless the context otherwise requires, all terms used in this Pledge Agreement which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Virginia shall have the meanings set forth therein.

                                   ARTICLE II
                             THE SECURITY INTERESTS

                  Section 2.1. The Security Interests. The Pledgor hereby pledges to the Lender, and grants to the Lender a security interest in, the following (the "Pledged Collateral"):

                    (i) the shares of the common stock of the Pledgor described on Schedule 1 hereto (the "Pledged Shares"), and all dividends, distributions, cash, instruments and other property and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares;

                    (ii) the contributions to the Pledgor made by the Lender to enable the Pledgor to meet its obligations under the ESOP Note, and all earnings attributable to such contributions; and

                    (iii) to the extent not otherwise included in the foregoing, all cash and non- cash proceeds thereof.

                  Section 2.2. Security for Obligations. This Pledge Agreement secures the payment of all of the Obligations. The security interests granted by this Pledge Agreement are granted as security only and shall not subject the Lender to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Pledged Collateral or any transaction in connection therewith. Notwithstanding any other provision of this Pledge Agreement, the Lender's rights with respect to the Pledged Collateral shall be subject to the applicable limitations of ERISA and the rules and regulations issued thereunder.

                  Section 2.3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Lender. The Lender shall have the right, upon the occurrence of an Event of Default, to cause any or all of the Pledged Shares or other Pledged Collateral to be transferred of record into the name of the Lender or its nominee, subject to the limitations set forth in Section 7.2 of the Credit Agreement.

                  Section 2.4. Scheduled Release of Collateral. At the end of each Plan Year, the Lender shall reassign and deliver to the Pledgor a portion of the Pledged Shares, and the certificates representing such portion of the Pledged Shares, and all dividends, distributions, cash, instruments and other property and proceeds received by the Lender with respect to such portion of the Pledged Shares. The number of Pledged Shares to be released at the end of a particular Plan Year shall equal: (i) the number of Pledged Shares held at the end of such Plan Year (immediately before the release of Pledged Shares for such Plan Year) multiplied by (ii) the amount of principal paid by the Pledgor on the ESOP Note during such Plan Year divided by (iii) the sum of the principal to be paid by the Pledgor on the ESOP Note for all future Plan Years through September 1, 2025.

                  Section 2.5. Termination of Security Interests; Release of Collateral. Upon the full, final and irrevocable payment and performance of all the Obligations and the termination of the Lender's commitment to make the ESOP Loan to the Pledgor under the Credit Agreement, the security interest in the Pledged Collateral shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination of the security interests or any release of the Pledged Collateral, the Lender will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests or the release of the Pledged Collateral. Any such documents shall be without recourse to or warranty by the Lender.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          The Pledgor represents and warrants as follows:

                  Section 3.1. Authorization and Contravention. The execution, delivery and performance by the Pledgor of this Pledge Agreement are within its power, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Government and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or the Plan Document or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Pledgor.

                  Section 3.2. Binding Effect. This Pledge Agreement constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  Section 3.3. Title to Pledged Shares. Upon the purchase by the Pledgor of the Common Shares with the proceeds of the ESOP Loan, the Pledgor will own the Pledged Shares free and clear of any Liens other than the security interests granted hereby.

                  Section 3.4. Pledged Shares. The Pledged Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any Person. The Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Shares with respect thereto.

                  Section 3.5. Validity, Perfection and Priority of Security Interests. Upon delivery to the Lender of all certificates or instruments representing or evidencing the Pledged Shares, the Lender will have a valid and perfected security interest in the Pledged Collateral subject to no prior Lien. No registration, recordation or filing with any Government is required in connection with the execution or delivery of this Pledge Agreement, or necessary for the validity or enforceability hereof or for the perfection of the security interests of the Lender granted hereby. The Pledgor has not performed any acts which might prevent the Lender from enforcing any of the terms and conditions of this Pledge Agreement or which would limit the Lender in any such enforcement.

                                   ARTICLE IV
                                    COVENANTS

          The Pledgor agrees that so long as the Lender is committed to make the ESOP Loan to the Pledgor under the Credit Agreement or any Obligation remains unpaid:

                  Section 4.1. Filing; Further Assurances. The Pledgor will, at its expense and in such manner and form as the Lender may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be reasonably necessary or desirable, or that the Lender may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Lender to exercise and enforce its rights hereunder with respect to any of the Pledged Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Lender to execute and file, in the name of the Pledgor or otherwise, UCC financing statements which the Lender in its sole discretion may deem reasonably necessary or appropriate to further perfect the security interests.

                  Section 4.2. Liens on Pledged Collateral. The Pledgor will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or suffer to exist any Lien (other than security interests in favor of the Lender) on any Pledged Collateral. The Pledgor will defend the Pledged Collateral and the Pledgor's rights with respect thereto against, and take such action as is necessary to remove, any Lien with respect to the Pledged Collateral other than the security interests granted to the Lender hereunder.

                  Section 4.3. Change in Law. The Pledgor will promptly notify the Lender in writing of any change in law known to it (and will use its best efforts to become aware of any such change in law) which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests in any material respect or (ii) requires or will require a material change in the procedures to be followed in order to maintain and protect the validity, perfection and priority of the security interests.

                                   ARTICLE V
                       DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.1.  Right to Receive Distributions on Pledged Collateral; Voting.

                  (a) So long as no Event of Default shall have occurred and be continuing:


                    (i) the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that, unless otherwise prohibited by applicable law, the Pledgor shall not exercise or refrain from exercising any such right if, in the Lender's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and, provided further, that, with respect to extraordinary corporate matters, the Pledgor shall give the Lender at least five days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                    (ii) The Pledgor shall be entitled to receive and retain any and all dividends and other payments and distributions made upon or with respect to the Pledged Collateral; provided, however, that any and all


                        (1) dividends and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                        (2) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction or capital, capital surplus or paid-in-surplus, and

                        (3) cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Lender to hold as Pledged Collateral or to pay amounts owing under the ESOP Note and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).


                    (iii) The Lender shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, consents, ratifications, waivers and other instruments as the Pledgor may reasonably request to enable the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                    (i) Unless otherwise prohibited by applicable law, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph 5.1(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to paragraph 5.1(a)(ii) shall cease, and all such rights shall thereupon become vested in the Lender which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

                    (ii) All dividends which are received by the Pledgor contrary to the provisions of paragraph 5.1(a)(i) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

                                   ARTICLE VI
                           GENERAL AUTHORITY; REMEDIES

                  Section 6.1. General Authority. The Pledgor hereby irrevocably appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in- fact, in the name of the Pledgor or its own name, for the sole use and benefit of the Lender, but at the Pledgor's expense, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Pledge Agreement. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  Without limiting the foregoing, the Pledgor hereby gives the Lender the power and right on its behalf, without notice to or further assent by the Pledgor, to do the following:

                    (i) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Pledgor as, or in connection with, the Pledged Collateral; and

                    (ii) to do, at its option, but at the expense of the Pledgor, at any time or from time to time, all acts and things which the Lender deems necessary to protect or preserve the Pledged Collateral and, upon the occurrence of an Event of Default, to realize upon the Pledged Collateral.

                  Without limiting the foregoing, the Pledgor hereby gives the Lender the power and right on its behalf, with the written approval of the

Trustee of the Pledgor or, upon the occurrence of an Event of Default, without notice to or further assent by the Pledgor, to do the following:

                    (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or in connection with the Pledged Collateral;

                    (ii) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Pledged Collateral; and

                    (iii) to sell, transfer, assign or otherwise deal in or with the Pledged Collateral or any part thereof, as fully and effectually as if the Lender were the absolute owner thereof.

                  Section 6.2. UCC Rights. If an Event of Default shall have occurred, the Lender may in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other agreement securing, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Lender at law or equity.

                  Section 6.3. Application of Cash; Sale of Pledged Collateral.

                  (a) The Pledgor expressly agrees that if any Event of Default shall occur and be continuing, the Lender, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon the Pledgor or any other Person (all of which demands and/or notices are hereby waived by the Pledgor), may forthwith (i) apply the cash, if any, then held by it as collateral as specified in Section 6.8 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay Obligations in full, to collect, receive, appropriate and realize upon the Pledged Collateral, and/or sell, assign, give an option or options to purchase or otherwise dispose of an deliver the Pledged Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale, at any exchange, broker's board or at any office of the Lender or elsewhere in such manner as is commercially reasonable and, as the Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale, and, if the Pledged Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, upon any such private sale or sales, to purchase the whole or an part of the Pledged Collateral so sold, and thereafter to hold the same, absolutely and free from any right or claim of any kind. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands against the Lender arising out of the foreclosure, repossession, retention or sale of the Pledged Collateral. The Trustee shall cooperate as necessary in any such actions as determined by the Lender.

                  (b) Unless the Pledged Collateral threatens to decline speedily in value or is a type customarily sold on a recognized market, the Lender shall give the Pledgor five days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or any portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Lender shall not be required or obligated to make any such sale pursuant to any such notice. The Lender may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in the case of such failure, such Pledged Collateral may again be sold upon like notice. The Trustee will cooperate as necessary in any such actions as determined by the Lender.

                  Section 6.4. Rights of Purchasers. Upon any sale of the Pledged Collateral (whether public or private), the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser (including the Lender) at any such sale shall hold the Pledged Collateral so sold absolutely, free from any claim or right of whatever kind, including any equity or right of redemption of the Pledgor who, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, any right to redeem the Pledged Collateral under
Section 9-506 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

                  Section 6.5. Federal Securities Laws. In view of the position of the Pledgor in relation to the Pledged Shares, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the "Federal

Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence or an agreement to the contrary, the Lender might be held to have certain general duties and obligations to the Pledgor to make some effort toward obtaining a fair price even though the obligations of the Pledgor may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor clearly understands that the Lender is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold the Lender responsible for selling any part of the Pledged Collateral at an inadequate price even if the Lender shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this section would apply if, for example, the Lender were to place all or any part of the Pledged Collateral for its own account, or if the Lender placed all or any part of the Pledged Collateral privately with a purchaser or purchasers.
Accordingly, the Pledgor expressly agrees that the Lender is authorized, in connection with any sale of the Pledged Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any such Pledged Collateral, (ii) to cause to be placed on certificates for any or all of the Pledged Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provisions of said laws and
(iii) to impose such other limitations or conditions in connection with any such sale as the Lender deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Lender deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. The Pledgor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of the Pledgor and the Lender that the provisions of this section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Lender sells. The Lender shall be under no obligation to delay a sale of any Pledged Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Securities Act of 1933, or under applicable state securities laws, even if the issuer would agree to do so.

                  Section 6.6. Other Rights of the Lender.

                  (a) The Lender (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Pledge Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Pledged Collateral and to sell all or, from time to time, any of the Pledged Collateral under the judgment or decree of a court of competent jurisdiction.

                  (b) The Lender shall, to the extent permitted by applicable law, without notice to the Pledgor or any party claiming through the Pledgor, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Pledged Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Pledged Collateral be segregated, sequestered and impounded for the benefit of the Lender, and the Pledgor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

                  (c) In no event shall the Lender have any duty to exercise any rights or take any steps to preserve the rights of the Lender in the Pledged Collateral, nor shall the Lender be liable to the Pledgor or any other Person for any loss caused by the Lender's failure to meet any obligation imposed by
Section 9-207 of the UCC or any successor provision. Without limiting the foregoing, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any duty or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  Section 6.7. Waiver and Estoppel.

                  (a) The Pledgor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Pledged Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Pledge Agreement, and hereby waives all benefit or advantage of all such laws. The Pledgor covenants that it will not hinder, delay or impede the execution of any power granted to the Lender in the Credit Agreement, the ESOP Note or this Pledge Agreement.

                  (b) The Pledgor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Pledged Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Pledge Agreement, and consents and agrees that all of the Pledged Collateral may at any such sale be offered and sold as an entirety.

                  (c) The Pledgor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Pledge Agreement and any action taken by the Lender with respect to the Pledged Collateral. The Pledgor waives and agrees not to assert any privileges which it may acquire under
Section 9- 112 of the UCC.

                  Section 6.8. Application of Moneys. The proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral shall be applied by the Lender in the following order of priority:

                  first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Lender and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Lender, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Pledged Collateral, and any other unreimbursed expenses for which the Lender is to be reimbursed pursuant to Section 6.3;

                  second, to payment of the Obligations; and

                  third, any surplus then remaining shall be paid to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  Section 6.9. Limitation on Remedies. Notwithstanding any other provisions of this Pledge Agreement to the contrary, the Lender may not take any action with respect to the Pledged Collateral in violation of ERISA or the Code, or the rules and regulations thereunder.

                                  ARTICLE VII
                                 MISCELLANEOUS


                  Section 7.1. Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by mail, 48 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this section. Rejection or refusal to accept, or the inability to deliver because of a changed address or which no notice was given, shall not affect the validity of notice given in accordance with this section. Any party giving a notice, request or other communication hereunder shall send a copy of such communication to Thomas S. Word, Jr., Esquire, McGuireWoods LLP, 901 East Cary Street, Richmond, Virginia 23219.

Section 7.2.  No Waivers; Remedies Not Exclusive.

                  (a) No failure to delay by the Lender in exercising any right, power or privilege under this Pledge Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

                  (b) No remedy conferred upon or reserved to the Lender in this Pledge Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

                  (c) If the Lender shall have proceeded to enforce any right, remedy or power under this Pledge Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, the Pledgor and the Lender shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Pledge Agreement, and thereafter all rights, remedies and powers of the Lender shall continue as though no such proceedings had been taken.

                  (d) All rights of action under this Pledge Agreement may be enforced by the Lender without the possession of any instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto.

                  Section 7.3. Amendments and Waivers. Any provision of this Pledge Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Pledgor and the Lender.

                  Section 7.4. Successors and Assigns. The provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 7.5. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                  Section 7.6. Limitation by Law; Severability.

                  (a) All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Pledge Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

                  (b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

                  Section 7.7. Counterparts; Effectiveness. This Pledge Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Pledge Agreement shall become effective when the Lender shall have received counterparts hereof signed by both parties.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

                                         HOOKER FURNITURE CORPORATION
                                         EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                                         By: U.S. TRUST COMPANY, N.A.,
                                             as Trustee


                                         By:____________________________
                                            Name:
                                            Title:

                                         600 Fourteenth Street, N.W.
                                         Suite 400
                                         Washington, D.C.  20005


                                         HOOKER FURNITURE CORPORATION


                                         By:____________________________
                                           Paul B. Toms, Jr.
                                           President

                                         440 East Commonwealth Boulevard
                                         Martinsville, Virginia  24112

                                   Schedule 1
                                   ----------

                             List of Pledged Shares
                             ----------------------


Name of Issuer              Class of Stock            Certificate #             # of Shares
----------------------  -----------------------  -----------------------  -----------------------
Hooker Furniture
 Corporation                 Common Stock



                                                                       Exhibit C

                           Form of Opinion of Counsel
                           --------------------------

                              September [__], 2000

Hooker Furniture Corporation
440 East Commonwealth Boulevard
Martinsville, Virginia  24112

Ladies and Gentlemen:

We have acted as counsel to U.S. Trust Company, N.A., a national banking association, in its capacity as Trustee (the "Trustee") of The Hooker Furniture Corporation Employee Stock Ownership Plan (the "Plan") and the trust (the "Trust") which was created pursuant to the Trust Agreement dated August 1, 2000 (the "Trust Agreement") between Hooker Furniture Corporation (the "Company") and the Trustee, in connection with the purchase by the Trust of the Common Shares and in connection with the $22,500,000 term loan by the Company to the Trust.

In rendering the opinion expressed below, we have examined:

1. An executed copy of the Offer to Purchase dated August 9, 2000 and the related Letter of Transmittal;

2. An executed copy of the Credit Agreement dated as of September [__], 2000 between the Trust and the Company (the " Credit Agreement");

3. An executed copy of the Stock Pledge Agreement dated as of September [__], 2000 by the Trust in favor of the Company (the "Stock Pledge Agreement");

4. An executed copy of the Non-Recourse Promissory Note dated as of September [__], 2000 made by the Trust in favor of the Company (the "ESOP Note");

5. A copy of the Trust Agreement, certified by the Secretary of the Company as of the date hereof;

6. Resolutions of the Board of Directors of the Company appointing the Trustee to act as trustee of the Trust, certified by the Secretary of the Company as of the date hereof;

7. Acceptance of its appointment as trustee by the Trustee, certified by the Secretary of the Company as of the date hereof;

8. A certificate of the Secretary of the Company dated as of the date hereof certifying that there are no other trustees of the Trust besides the Trustee at the date hereof.

The documents described in Items 1 through 4 above are herein collectively referred to as the "ESOP Loan Documents". Capitalized terms which are used herein and are defined in the ESOP Loan Documents have the meaning ascribed to them in the ESOP Loan Documents unless otherwise defined herein.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity, accuracy and completeness of the originals of such copies. We have made no independent examination of or special inquiry as to factual matters set forth in any certificates of the Company or the Trustee.

In addition, we have assumed that (a) there will be no changes in current federal or state law or the rules or regulations thereunder after the date hereof which would affect the conclusions of our opinion, and (b) the Trust will be operated in accordance with its terms. We also have assumed that (a) the Plan and the Trust have been duly adopted and are in full force and effect; (b) the provisions of the Plan and Trust in all material respects satisfy in form the requirements applicable to a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; (c) the Trust has been duly constituted in accordance with a valid and binding trust instrument, and is tax-exempt under Section 501(a) of the Code; and (d) the Plan and Trust constitute in all material respects in form an "employee stock ownership plan" as defined in Section 4975(e)(7) of the Code and the regulations thereunder. We also have assumed that the Company has duly authorized and executed the ESOP Loan Documents, and that such agreements constitute valid and binding obligations of the Company.

We do not express any opinion as to whether (i) the plan fiduciaries involved have satisfied or will satisfy their fiduciary duties as set forth in Sections 404 and 405 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) the transactions contemplated by the ESOP Loan Documents constitute "prohibited transactions" within the meanings of Section 4975 of the Code or Section 406 of ERISA. We do not express any opinions as to the priority of the Company's security interests granted pursuant to the Stock Pledge Agreement.

We do not express any opinion herein as to any law other than the law of the Commonwealth of Virginia and the federal law of the United States of America. Our opinion in paragraph 4 set forth below is limited to Articles 8 and 9 of the Uniform Commercial Code of Virginia (the "Virginia UCC"), and therefore that opinion paragraph does not address (i) laws of jurisdictions other than Virginia, and of Virginia other than the Virginia UCC, and (ii) under Virginia UCC Section [-103 or any other law, what law governs perfection of the security interests granted in the pledged securities (the "Pledged Stock") described in and covered by the Stock Pledge Agreement.

For the purposes of rendering our opinion in paragraph 5 set forth below, we also have assumed with your permission that (a) the Pledged Stock consists exclusively of "certificated securities" (as defined in Section 8.8A-102(1)(a) of the Virginia UCC), (b) the Pledged Stock is at all times in the exclusive possession and control of Company, (c) value has been given pursuant to the Credit Agreement, and (d) the Trust has rights in the Pledged Stock.

Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

1. The Trustee is a national banking association who has been duly appointed Trustee of the Plan and Trust, has accepted such trusteeship, and has all requisite power and authority to carry out the obligations of the Trustee arising in connection with the transactions contemplated by the ESOP Loan Documents.

2. The execution, delivery and performance by the Trustee of the ESOP Loan Documents have been duly authorized by all necessary action on the part of the Trustee.

3. The ESOP Loan Documents have been duly executed and delivered by the Trustee and constitute the valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms.

4. The execution, delivery and performance by the Borrower of the ESOP Loan Documents (i) require no action by or in respect of, or filing with, any governmental body, agency or official, (ii) do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or regulation or the Plan Document or of any agreement, judgment, injunction, order, decree or other instrument binding on or affecting the Borrower, and (iii) do not result in the creation or imposition of any Lien (other than the Lien created in favor of the Company) on any asset of the Borrower.

5. Upon delivery of the Pledged Stock to the Company, the Company will hold a perfected security interest in the Pledged Stock.

The foregoing opinions are subject to:

(a) the qualification that certain of the remedial provisions, waivers, penalties, forfeitures, elections and other provisions of the ESOP Loan Documents may be limited or rendered unenforceable by applicable laws and interpretations, but in our opinion such laws and interpretations do not affect the overall validity and enforceability of the ESOP Loan Documents and do not, subject to the other exceptions and limitations set forth in this opinion letter, make the remedies generally afforded by the ESOP Loan Documents inadequate for the practical realization of the benefits purported to be provided by such remedies with respect to your ability to realize upon the principal benefits or security intended to be provided by the ESOP Loan Documents (except for the economic consequences of procedural or other delay);

(b) our assumption that you will not at any time, directly or indirectly, reserve, charge or take interest on the loan made pursuant to the ESOP Loan Documents, whether before or after maturity, at a rate which shall exceed applicable usury limits; and

(c) the Bankruptcy and Insolvency Exception, the Equitable Principles Limitation and Other Common Qualifications set forth on Exhibit A attached hereto and hereby incorporated by reference as if set forth at length herein.

This is the opinion referred to in Section 3.1(vi) of the Credit Agreement. Our opinions given herein are as of the date hereof and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

This opinion is provided to you as a legal opinion only, and not as a guarantee or warranty of the matters discussed herein. This opinion is solely for the information of the addressee and is not to be quoted in whole or in part or otherwise referred to or is it to be filed with or disclosed to any governmental agency or other person without our prior written consent, except SunTrust Bank. This opinion may not be relied upon by any person other than the addressee of this letter and SunTrust Bank which may rely upon this opinion to the same extent as if it were an addressee hereof.

Very truly yours,

                                   EXHIBIT A
                                   ---------

(a) The Bankruptcy and Insolvency Exception. The opinions set forth in this opinion letter are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, including, without limitation:

(i) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

(ii) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally (not just creditors of specific types of debtors);

(iii) all other Federal bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that have reference to or affect generally only creditors of specific types of debtors and state laws of like character affecting generally only creditors of financial institutions and insurance companies;

(iv) state fraudulent transfer and conveyance laws; and

(v) judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.

(b) The Equitable Principles Limitation. The opinions set forth in this opinion letter are subject to the effect of general principles of equity, whether applied by a court of law or equity, including, without limitation, principles:

(i) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(ii) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

(iii) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(iv) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(v) requiring consideration of the materiality of (A) the Company's breach and
(B) the consequences of the breach to the party seeking enforcement;

(vi) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(v) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

(c) Other Common Qualifications. The opinions set forth in this opinion letter are subject to the effect of generally applicable rules of law that:

(i) limit or affect the enforcement of provisions of a contract that purport to require or effect waiver of the obligations of good faith, fair dealing, diligence and reasonableness;

(ii) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

(iii) limit the availability of a remedy under certain circumstances where another remedy has been elected;

(iv) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(v) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

(vi) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;

(vii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(viii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

(ix) may, in the absence of a waiver or consent, discharge a guarantor to the extent that (A) action by a creditor impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, or (B) guaranteed debt is materially modified; and

(x) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (A) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (B) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.